UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement
☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒
Definitive Proxy Statement
☐
Definitive Additional Materials
☐
Soliciting Material Pursuant to Rule 14a-12

TENAX THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒
No fee required.
☐
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)
Title of each class of securities to which transaction applies:
(2)
Aggregate number of securities to which transaction applies:
(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)
Proposed maximum aggregate value of transaction:
(5)
Total fee paid:

☐
Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)
Amount Previously Paid:
(2)
Form, Schedule or Registration Statement No.:
(3)
Filing Party:
(4)
Date Filed:

TENAX THERAPEUTICS, INC.
ONE Copley Parkway, Suite 490
Morrisville, North Carolina 27560

April 20, 2018

Dear Stockholders:

It is my pleasure to invite you to the Annual Meeting of Stockholders of Tenax Therapeutics, Inc., to be held on June 13, 2018, at 9:00 a.m. at the offices of Tenax Therapeutics, Inc. located at ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560. This booklet includes the Notice of Annual Meeting of Stockholders and Proxy Statement. The Proxy Statement provides information about the business we will conduct at the meeting. We hope you will be able to attend the meeting, where you can vote in person.

The matters to be acted upon at the meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Whether or not you plan to attend the Annual Meeting personally, and regardless of the number of shares you own, it is important that your shares be represented at the Annual Meeting. We need more than half of our outstanding common shares to be represented at the Annual Meeting to establish a quorum. Every vote counts! Accordingly, we urge you to complete the enclosed proxy and return it to our vote tabulators promptly in the envelope provided. If you do attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time. You may also elect to vote your shares by telephone or electronically via the Internet. With respect to shares held through a broker, bank or nominee, please follow the separate instructions from your broker, bank or nominee on how to vote your shares.

Sincerely,

/s/ Michael B. Jebsen
Michael B. Jebsen
Interim Chief Executive Officer,
President and Chief Financial Officer

YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN THE ENCLOSED PROXY, VOTE YOUR SHARES BY TELEPHONE OR INTERNET, OR ATTEND THE ANNUAL MEETING IN PERSON.

TENAX THERAPEUTICS, INC.
ONE Copley Parkway, Suite 490
Morrisville, North Carolina 27560

Notice of Annual Meeting of Stockholders
To Be Held on June 13, 2018

To the Stockholders:

The stockholders of Tenax Therapeutics, Inc. (the “Company”) will hold an annual meeting (the “Annual Meeting”) on June 13, 2018, at 9:00 a.m. at the offices of Tenax Therapeutics, Inc. located at ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560.

The purpose of the meeting is to propose and act upon the following matters:

1.
the election of the six director nominees described in the Proxy Statement to serve as directors until the sooner of the 2019 Annual Meeting of Stockholders or the election and qualification of their successors; and

2.
the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

At the Annual Meeting we may transact such other business as may properly come before the meeting or any adjournment thereof.

The above matters are described in the Proxy Statement accompanying this notice. The board of directors (the “Board”) recommends that you vote “FOR” the election of the director nominees listed in this proxy statement and “FOR” ratification of the appointment of Cherry Bekaert LLP as the independent registered public accounting firm of the Company.

The Board has fixed the close of business on April 16, 2018 as the record date for determining those stockholders who will be entitled to notice of and to vote at the Annual Meeting. Representation of at least a majority in voting interest of our common stock, either in person or by proxy, is required to constitute a quorum for purposes of voting on the proposals set forth above.

It is important that your shares be represented at the Annual Meeting to establish a quorum.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. Your proxy may be revoked at any time prior to the time it is voted at the Annual Meeting.

Your vote is important, and we appreciate your cooperation in considering and acting on the matters presented.

By order of the Board of Directors,

/s/ Nancy J. Hecox
Nancy J. Hecox, Corporate Secretary

April 20, 2018

TENAX THERAPEUTICS, INC.

PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials
For the Stockholder Meeting to be held on June 13, 2018

The Notice of Annual Meeting of Stockholders, Proxy Statement, Form of Proxy, and 2018 Annual Report to Stockholders are available at www.iproxydirect.com/TENX

The board of directors (the “Board of Directors” or the “Board”) of Tenax Therapeutics, Inc. is asking for your proxy for use at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournments of the meeting. The meeting will be held at the offices of Tenax Therapeutics, Inc. located at ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560 on June 13, 2018, at 9:00 a.m. local time, to elect the six director nominees described in this Proxy Statement, to ratify the appointment of Cherry Bekaert LLP as our independent registered public accounting firm, and to conduct such other business as may be properly brought before the meeting.

The Board of Directors recommends that you vote “FOR” the election of the director nominees listed in this proxy statement and “FOR” ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm.

This proxy statement and the accompanying proxy card are first being delivered to stockholders on or about April 20, 2018.

All references in this Proxy Statement to “Tenax,” “we,” “our,” and “us” mean Tenax Therapeutics, Inc. All numbers of shares or share prices relating to our common stock in this Proxy Statement reflect the 1-for-20 reverse stock split of our common stock on February 23, 2018.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name as the stockholder of record. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Issuer Direct Corporation (“Issuer Direct”), you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by Issuer Direct on our behalf. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and the proxy materials are being sent to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting unless you receive a proxy from your broker or nominee. Your broker or nominee has enclosed a voting instruction card for you to use. If you wish to attend the Annual Meeting and vote in person, please mark the box on the voting instruction card received from your broker or nominee and return it to them so that you can receive a legal proxy to present at the Annual Meeting.

How many votes do I have?

You are entitled to one vote for each share of our common stock that you hold.

How is the vote counted?

Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by us to act as tellers for the meeting. The tellers will count shares represented by proxies that withhold authority to vote for a nominee for election as a director only as shares that are present and entitled to vote for purposes of determining the presence of a quorum. None of the withheld votes will be counted as votes “for” a director. Shares properly voted to “abstain” and broker non-votes on a particular matter are considered as shares that are entitled to vote for the purpose of determining a quorum but are generally not treated as votes cast for the matter. Abstentions do not count as a vote against the proposals. A broker non-vote occurs when a broker holding shares for a customer does not vote on a particular proposal because the broker has not received voting instructions on the matter from its customer and is barred by stock exchange rules from exercising discretionary authority to vote on the matter.

How do I vote?

If you are a stockholder of record, you may vote using any of the following methods:

●
Proxy Vote by Mail. Return the enclosed proxy form by mail using the enclosed prepaid envelope. Be sure to complete, sign and date the form before mailing. If you are a stockholder of record and you return your signed proxy form but do not indicate your voting preferences, the persons named in the proxy form will vote FOR the election of each director nominated by the Board of Directors, FOR the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm, and at the discretion of the persons named in the proxy on any other matter that comes before the meeting for a vote.

●
Proxy Vote by Internet. You may use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on June 12, 2018 by going to the website www.iproxydirect.com/TENX. Please have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

●
Proxy Vote by Phone. You may use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on June 12, 2018 by calling the toll-free number 1-866-752-VOTE (8683). Have your proxy card in hand when you call and then follow the instructions.

●
In Person at the Annual Meeting. All stockholders may vote in person at the Annual Meeting. You may also be represented by another person at the meeting by executing a proper proxy designating that person.

If you are a beneficial owner because your shares are held in a stock brokerage account or by a bank or other nominee, to vote your shares you must direct your broker, bank or nominee how to vote your shares by using the voting instructions included in the mailing you received, or attend the Annual Meeting by following the directions below under “Who Can Attend the Annual Meeting?”

What can I do if I change my mind after I vote my shares?

If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

●
sending written notice of revocation to our Corporate Secretary;

●
submitting a new, proper proxy by mail (not by Internet or phone) after the date of the revoked proxy; or

●
attending the Annual Meeting and voting in person.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or nominee.

When is the record date for the Annual Meeting?

The Board has fixed the record date for the Annual Meeting as of the close of business on April 16, 2018.

How many votes can be cast by all stockholders?

There were 1,453,637 shares of our common stock outstanding on the record date and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter.

 What constitutes a quorum?

A majority of the outstanding shares present or represented by proxy, or 726,819 shares, constitutes a quorum for the purpose of adopting proposals at the Annual Meeting. If you submit a properly executed proxy, then you will be considered part of the quorum.

What vote is required to approve each item?

For the election of the directors, the six directors who receive the greatest number of votes cast in person or by proxy will be elected directors.

The ratification of Cherry Bekaert LLP as our independent registered public accounting firm requires approval by a majority of the total votes cast in person or by proxy. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Cherry Bekaert LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders do not ratify the appointment, the Audit and Compliance Committee will reconsider whether or not to retain Cherry Bekaert LLP but still may retain them. Even if the selection is ratified, the Audit and Compliance Committee may change the appointment at any time during the year if it determines that such change would be in the best interests of us and our stockholders.

If there are insufficient votes to approve the proposals, your proxy may be voted by the persons named in the proxy to adjourn the Annual Meeting in order to solicit additional proxies in favor of the approval of such proposals. If the Annual Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the Annual Meeting your proxy will be voted in the same manner as it would have been voted at the original convening of the Annual Meeting unless you withdraw or revoke your proxy. Your proxy may be voted in this manner even though it may have been voted on the same or any other matter at a previous session of the Annual Meeting.

Who can attend the Annual Meeting?

All stockholders as of April 16, 2018 may attend the Annual Meeting. If you are listed as stockholder of record you may attend the Annual Meeting if you bring proof of identification. If you are the beneficial owner of shares held in street name, you will need to bring proof of identification and provide proof of ownership by bringing either a copy of a brokerage statement or a letter from the record holder indicating that you owned the shares as of April 16, 2018.

What does it mean if I receive more than one proxy card or voting instruction form?

It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.

Where can I find more information about Tenax Therapeutics?

We file periodic reports with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13(a) of the Securities Exchange Act of 1934. Our SEC filings are available from the SEC’s Internet site at http://www.sec.gov, which contains reports and other information regarding issuers that file electronically. Our filings with the SEC are available without charge on our website (http://www.tenaxthera.com) as soon as reasonably practicable after filing. Further, the reports filed with the SEC may be inspected without charge at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at (800) 732-0330 for further information on the Public Reference Room.

Who can help answer my questions about the Annual Meeting or how to submit or revoke my proxy?

If you are the stockholder of record, please contact:

Tenax Therapeutics, Inc.
Attn: Investor Relations
ONE Copley Parkway, Suite 490
Morrisville, NC 27560
Telephone: (919) 855-2100

If your shares are held in street name, please call the telephone number provided on your voting instruction form or contact your broker directly.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees for Election as Directors

All six of the persons nominated for election to the Board of Directors at the Annual Meeting are currently serving as our directors. We are not aware of any nominee who will be unable or will decline to serve as a director. If a nominee becomes unable or declines to serve, the Board will either select a substitute nominee or reduce the size of the Board. If you have submitted a proxy and a substitute nominee is selected, your shares will be voted for election of the substitute nominee, if any, designated by the Board of Directors. The term of office of each person elected as a director will continue until the sooner of the 2019 Annual Meeting of Stockholders or the election and qualification of their successors.

The following table lists the nominees for election and information about each as of April 20, 2018:

Name	Age	Position with Tenax Therapeutics, Inc.	Director Since
Ronald R. Blanck, DO	76	Chairman	December 2009
Anthony A. DiTonno	69	Director	December 2011
James Mitchum	65	Director	September 2015
Gregory Pepin	35	Director	August 2009
Gerald T. Proehl	59	Director	April 2014
Chris A. Rallis	64	Director	December 2011

Ronald R. Blanck, DO has served as a director since December 2009 and as Chairman since September 2011. Dr. Blanck has served as chairman of Martin, Blanck & Associates, a federal health services consulting firm based in Falls Church, VA since August 2006. Dr. Blanck has also served as director and chairman of Pyng Medical Corp, a medical device company, since July 2012 and as chairman of VetFed Resources, Inc., a health solutions provider, since July 2015. He began his military career in 1968 as a medical officer and battalion surgeon in Vietnam, retiring 32 years later as a Lieutenant General and Surgeon General of the U.S. Army and commander of the U.S. Army Medical Command. He also served as commander of Walter Reed Medical Center and the North Atlantic Region Medical Command. His background also includes serving as president of the University of North Texas Health Science Center at Fort Worth, chair of the Board of Regents of Uniformed Services University and chair of the Education Commission on Foreign Medical Graduates. Dr. Blanck has also been recognized as a Master of the American College of Physicians.

We believe Dr. Blanck’s extensive medical background and treatment of critical care patients qualify him to serve on our Board and his many leadership positions throughout his military career qualify him to serve as our Chairman of the Board.

Dr. Blanck serves as a member of the Corporate Governance and Nominating Committee and the Audit and Compliance Committee.

Anthony A. DiTonno has served as a director since December 2011. Since January 2013, Mr. DiTonno has served as Chief Executive Officer of Avantis Medical Systems, Inc., a medical device company that develops and manufactures catheter-based endoscopic devices.  From April 2003 until December 2011, Mr. DiTonno was President and Chief Executive Officer of Neurogesx Inc., a biopharmaceutical company based in the San Francisco Bay area (“Neurogesx”). During his time at Neurogesx, Mr. DiTonno also served on its board of directors.  Mr. DiTonno has funded companies through a variety of financial arrangements including private and public financings, partnerships and debt. He has also been successful in gaining regulatory approvals in both the United States and European Union. Previously, he was Executive Vice President of Marketing and Sales at Enteric Medical Technologies Inc., which was acquired by Boston Scientific Company; President and Chief Executive Officer of Lifesleep Systems, Inc.; and Vice President and General Manager of Olcassen Pharmaceuticals, which was sold to Watson Laboratories. Early in his career, he held a variety of positions of increasing responsibility at Rorer Group, Inc. (Rhône Poulenc Rorer) and Wyeth Laboratories. Mr. DiTonno received an M.B.A. from Drexel University and a B.S. in Business Administration from St. Joseph’s University.

We believe that Mr. DiTonno’s extensive corporate experience and financial background qualify him to serve on our Board and provides valuable insight to the Company.

Mr. DiTonno serves as chair of the Compensation Committee.

James Mitchum has served as a director since September 2015.  Mr. Mitchum has served as the Chief Executive Officer of Heart to Heart International, a non-profit international humanitarian organization, since September 2014.  From March 2009 to July 2012, Mr. Mitchum served as President of the Americas for EUSA Pharma, Inc., where he oversaw the streamlining of that business as well as the development, FDA approval and successful launch of a pediatric oncology drug in 2011. From 2005 to 2008, Mr. Mitchum served as President and Chief Executive Officer of Enturia, Inc., a privately owned drug-device company, based in Kansas City. From 2003 to 2005, Mr. Mitchum served as the President and Chief Executive Officer of Sanofi-Aventis Group Japan and was Chief Executive for Aventis Pharma UK from 2000 through 2002. He served in many senior financial roles from 1985 until 1999 with HMR and predecessor companies and was the Corporate Controller for HMR from 1997 until 2000.  Mr. Mitchum currently serves as a director for NephroGenex Inc., a publicly traded company developing drugs to treat kidney disease. Mr. Mitchum has also served as a director on numerous private company and organization boards.  Mr. Mitchum earned an MBA in Business from the University of Tennessee in Knoxville, Tennessee and a Bachelor of Science degree in Business and Math from Milligan College in Johnson City, Tennessee.

We believe that Mr. Mitchum’s experience in managing companies in the life sciences industry, as well as his financial and operational expertise, qualify him to serve on our Board.

Mr. Mitchum serves as chair of the Audit and Compliance Committee.

Gregory Pepin has served as a director since August 2009. Since August 2017, Mr. Pepin has served as executive manager at Deltec Bank and Trust and fund manager for Hades Investment Ltd. From October 2013 until August 2017, Mr. Pepin served as an independent financial consultant and managing director for Cedrus Capital LLC, an investment and business strategy consulting firm, primarily for foreign clients. From December 2011 until September 2013, Mr. Pepin served as managing director of FGP Capital France (“FGP”), a business strategy consulting firm. In May 2010, he co-founded EOS Investment, Ltd. (“EOS”), an investment company based in the Cayman Islands, which serves as investment manager of Vatea Fund, a stakeholder in the Company, and as investment manager and managing director of OXBT Fund, one of our principal stockholders. EOS serves as the investment manager and the managing director for two other funds that are not affiliated with us. In May 2010, Mr. Pepin also co-founded Independent Wealth Management, SA, an investment management company based in Switzerland, and he served as a financial analyst for the company until December 2011. From July 2008 until April 2010, he was engaged as a Senior Vice President at Melixia SA (“Melixia”), an investment management company based in Switzerland. During his time at Melixia, Mr. Pepin’s primary responsibility was to oversee the formation of Vatea Fund. After establishing Vatea Fund, Mr. Pepin left Melixia, but has continued to serve as a Managing Director of Vatea Fund since June 2009. From September 2005 through the end of June 2008, Mr. Pepin was employed as a consultant in finance and insurance by Winter & Associates located in Paris, France. In July 2005, Mr. Pepin earned the degree of Master of Science and Economy, Finance and Actuaries, from HEC Lausanne. Mr. Pepin also currently serves on the board of directors of Theravectys S.A., a development-stage biotechnology company headquartered in France.

We believe that Mr. Pepin’s investment management experience and skills qualify him to serve on our Board, and provide the Board with valuable insight into the investment community.

Mr. Pepin serves as a member of the Compensation Committee and of the Corporate Governance and Nominating Committee.

Gerald T. Proehl has served as a director since April 2014. Currently, Mr. Proehl is a Founder, President, CEO and Director of Dermata Therapeutics, LLC, a private biotechnology company. From January 2002 to January 2014, Mr. Proehl was the President, Chief Executive Officer and a Director of Santarus, Inc. (“Santarus”), a company that he helped to found in 1999.  From March 2000 through December 2001, Mr. Proehl was President and Chief Operating Officer of Santarus, and from April 1999 to March 2000, Mr. Proehl was Vice President, Marketing and Business Development of Santarus.  Mr. Proehl helped lead the sale of Santarus to Salix Pharmaceuticals for $2.6 billion in January of 2014.  Prior to joining Santarus, Mr. Proehl was with HMR for 14 years where he served in various capacities, including Vice President of Global Marketing. During his career at HMR he worked across numerous therapeutic areas, including CNS, cardiovascular, and gastrointestinal.  Mr. Proehl currently serves on the board of directors of Sophiris Bio Inc., a publicly traded company developing a late-stage, targeted treatment for benign prostatic hyperplasia, and Ritter Pharmaceuticals, Inc., a publicly traded company developing therapeutic products that modulate the human gut microbiome to treat gastrointestinal diseases.  Mr. Proehl also serves on a number of private company boards including Kinetek Sports, Inc., Patara Pharma, LLC, MDRejuvena, Inc. and Precision IBD, Inc.  Mr. Proehl holds a B.S. in education from the State University of New York at Cortland, an M.A. in exercise physiology from Wake Forest University and an M.B.A. from Rockhurst University.

We believe that Mr. Proehl’s general business and commercial experience in the pharmaceutical industry, as well as his strong background in business operations developed through his leadership at other companies, qualify him to serve on our Board.

Mr. Proehl serves as chair of the Corporate Governance and Nominating Committee and as a member of the Compensation Committee.

Chris A. Rallis has served as a director since December 2011. Since January 2008, Mr. Rallis has served as an Executive-in-Residence at Pappas Ventures, a life science venture capital firm based in Durham, NC. From April 2006 until June 2007, he was President and Chief Executive Officer of ImmunoBiosciences, Inc., a vaccine technology company formerly located in Raleigh, NC. He has served as a consultant for Duke University and Panacos Pharmaceuticals, Inc., and is the former President and Chief Operating Officer of Triangle Pharmaceuticals, Inc. (“Triangle”), which was acquired by Gilead Sciences in January 2003 for approximately $465 million. While at Triangle, he participated in 11 equity financings generating gross proceeds of approximately $500 million. He was also primarily responsible for all business development activities which included a worldwide alliance with Abbott Laboratories and the in-licensing of 10 compounds. Earlier, he served in various business development and legal management roles with Burroughs Wellcome, Co. Mr. Rallis serves on the boards of Aeolus Pharmaceuticals and Fennec Pharmaceuticals (formerly Adherex Technologies) and chairs the audit committee of both boards, both of which are publicly traded companies. He received his A.B. degree in economics from Harvard College and a J.D. from Duke University.

We believe that Mr. Rallis’ strong background in raising capital, business development and operations developed through his leadership at other companies operating within the biomedical industry qualifies him to serve on our Board.

Mr. Rallis serves as a member of the Audit and Compliance Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

CORPORATE GOVERNANCE MATTERS

Code of Ethics

We have adopted a Code of Ethics applicable to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. A copy of this code of conduct is posted on our website at http://investors.tenaxthera.com/TENX/corporate_governance. In the event the code of conduct is revised, or any waiver is granted under the Code of Ethics with respect to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions, notice of such revision or waiver will be posted on our website or disclosed on a current report on Form 8-K as required.

Board Composition and Independence of Directors

Our Board of Directors currently has six members. Dr. Ronald R. Blanck is our Chairman and Anthony A. DiTonno, James Mitchum, Gregory Pepin, Gerald T. Proehl and Chris A. Rallis are directors.

In accordance with the listing rules of The Nasdaq Stock Market LLC (“Nasdaq”), our Board of Directors must consist of a majority of “independent directors,” as determined in accordance with Nasdaq Rule 5605(a)(2). The Board has determined that current directors Messrs. Blanck, DiTonno, Mitchum, Pepin, Proehl and Rallis are independent directors in accordance with applicable Nasdaq listing rules. The Board performed a review to determine the independence of the director nominees and made a subjective determination as to each of these independent director nominees that no transactions, relationships, or arrangements exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of the Company. In making these determinations, the Board reviewed the information provided by the director nominees with regard to each individual’s business and personal activities as they may relate to us and our management.

Attendance at Meetings

The Board met 7 times during the year ended December 31, 2017 (“Fiscal 2017”), and each of our directors attended at least 75% of the aggregate of the total number of board meetings held during the period each has been a director and the total number of meetings held by all committees on which each director then served. From time to time the Board also acted through written consents. We have no formal policy requiring director attendance at the Annual Meeting, although all directors are expected to attend the Annual Meeting if they are able to do so. All six directors of the Company who were members of the Board at the time of the Annual Meeting in 2017 attended the 2017 Annual Meeting.

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary as circumstances warrant. Consistent with this understanding, the independent Directors consider the Board’s leadership structure on an annual basis. This consideration includes the pros and cons of alternative leadership structures in light of our operating and governance environment at the time, with the goal of achieving the optimal model for effective oversight of management by the Board.

Currently, Mr. Jebsen serves as our Interim Chief Executive Officer and Dr. Blanck, who has been a member of our Board of Directors since December 2009, serves as our Chairman of the Board. Based on the Board’s most recent review of our Board leadership structure, the Board has determined that this leadership structure is optimal for the Company because it allows Mr. Jebsen to focus on leading our business and operations and carrying out our strategy, and Dr. Blanck, our Chairman of the Board, to focus on leading our Board’s oversight of our strategy and business.

In considering its leadership structure, the Board has taken a number of factors into account. The Board, which consists of highly qualified and experienced directors, a majority of whom are independent, exercises a strong, independent oversight function. This oversight function is enhanced by the fact that all of the Board’s three key Committees—Audit and Compliance, Compensation, and Corporate Governance and Nominating—are comprised entirely of independent directors. A number of Board and Committee processes and procedures, including regular executive sessions of directors, periodic executive sessions of the independent directors, and annual evaluations of our Chief Executive Officer’s performance against pre-determined goals, provide substantial independent oversight of our Chief Executive Officer’s performance. The Board believes that these factors provide the appropriate balance between the authority of those who oversee the Company and those who manage it on a day-to-day basis.

Board’s Role in Risk Oversight

We operate in a highly complex and regulated industry and are subject to a number of significant risks. The Board plays a key role with respect to our risk oversight, such as determining whether and under what circumstances we will engage in financing transactions or enter into strategic alliances and collaborations. The Board is also involved in our management of risks related to our financial condition or to the development and commercialization of our product candidates.

One of the Board’s risk oversight roles is to provide guidance to management. The Board receives regular business updates from members of senior management in order to identify matters that involve operational, financial, legal or regulatory risks.

To facilitate its oversight of the Company, the Board of Directors has delegated certain functions (including the oversight of risks related to these functions) to Board committees. The Audit and Compliance Committee reviews and discusses with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, the Compensation Committee evaluates the risks presented by our compensation programs and analyzes these risks when making compensation decisions, and the Corporate Governance and Nominating Committee evaluates whether the composition of the Board is appropriate to respond to the risks that we face. The roles of these committees are discussed in more detail below.

Although the Board of Directors has delegated certain functions to various committees, each of these committees regularly reports to and solicits input from the full Board regarding its activities.

Standing Committees

Our Board of Directors has three standing committees: the Audit and Compliance Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee. Copies of the charters of the Audit and Compliance, Compensation, and Corporate Governance and Nominating Committees, as they may be amended from time to time, are available on our website at http://www.tenaxthera.com.

The Board has determined that all of the members of each of the Audit and Compliance, Compensation, and Corporate Governance and Nominating Committees are independent as defined under Nasdaq rules, and, in the case of all members of the Audit and Compliance Committee, that they meet the additional independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934.

Audit and Compliance Committee.

The Audit and Compliance Committee’s principal responsibilities include:

●
overseeing the accounting and financial reporting processes of the Company and audits of our financial statements;

●
acting on behalf of the Board in providing oversight with respect to (i) the quality and integrity of our financial statements and internal accounting and financial controls; (ii) all audit, review and attest services relating to our financial statements and internal control over financial reporting (collectively, “Audit Services”), including the appointment, compensation, retention and oversight of the work of the independent auditors engaged to provide Audit Services to us; and (iii) our compliance with legal and regulatory requirements;

●
reporting to the Board on such matters as the Audit and Compliance Committee deems necessary or appropriate to assure that the Board is informed of any significant developments within the scope of the Audit and Compliance Committee’s responsibilities that merit the attention of the Board;

●
providing the report required of the Audit and Compliance Committee by the rules of the SEC for inclusion in our annual proxy statement;

●
conducting review and oversight of any related person transactions, other than related person transactions for which the Board has delegated review to another independent body of the Board; and

●
fulfilling such other responsibilities as may be required of the Audit and Compliance Committee under applicable laws and regulations.

The members of the Audit and Compliance Committee are Messrs. Mitchum and Rallis and Dr. Blanck. Mr. Mitchum serves as chair of the Audit and Compliance Committee. The Board of Directors has determined that Messrs. Mitchum and Rallis and Dr. Blanck each qualify as an “audit committee financial expert” as defined by applicable SEC rules. The Audit and Compliance Committee met 4 times during Fiscal 2017.

Compensation Committee.

The Compensation Committee’s primary responsibilities include:

●
assisting the Board in discharging its overall responsibility relating to executive officer and director compensation and overseeing and reporting to the Board as appropriate on our compensation and benefit policies, programs and plans, including our stock-based compensation programs;

●
approving the compensation of all executive officers and recommending compensation for non-employee directors;

●
engaging and evaluating any compensation consultants, independent counsel and other advisers used to assist in the evaluation of director or executive compensation, including evaluation of the advisors’ independence in advance of engagement;

●
reviewing our succession and development plans for executive officers and other members of senior management; and

●
preparing an annual report on executive compensation for inclusion in our proxy statement, if required by applicable laws.

The members of the Compensation Committee are Messrs. DiTonno, Pepin and Proehl. Mr. DiTonno serves as chair of the Compensation Committee. The Compensation Committee met 1 time during Fiscal 2017.

Corporate Governance and Nominating Committee.

The Corporate Governance and Nominating Committee’s primary responsibilities include:

●
identifying individuals qualified to become directors and recommending that the Board select the candidates for all directorships to be filled by the Board or by the stockholders;

●
upon the recommendation of the Compensation Committee, determining compensation arrangements for non-employee directors;

●
developing and recommending to the Board corporate governance principles for the Company; and

●
otherwise taking a leadership role in shaping the corporate governance of the Company.

The members of the Corporate Governance and Nominating Committee are Messrs. Proehl and Pepin and Dr. Blanck. Mr. Proehl serves as chair of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee met one time during Fiscal 2017.

Processes and Procedures for Executive and Director Compensation

The Compensation Committee has the authority to determine and approve the compensation of the Chief Executive Officer and all other executive officers. The Corporate Governance and Nominating Committee has authority to determine and approve all matters pertaining to compensation of our directors. In making its determination with respect to the compensation of the Chief Executive Officer, the Compensation Committee considers, among other things, the Chief Executive Officer’s performance in light of established corporate goals and objectives. In making its determination with respect to the compensation of other executive officers, the Compensation Committee takes into account, among other things, each executive officer’s performance in light of established goals and objectives as well as the recommendations of the Chief Executive Officer. The Chief Executive Officer has no input and may not be present during voting or deliberations about his compensation. In addition, the Compensation Committee has engaged Arnosti Consulting, Inc. (“Arnosti Consulting”), an independent executive compensation consultant, to provide advice to it regarding the compensation of our executive officers. Arnosti Consulting focuses on executive compensation and does not provide services other than those related to executive compensation and benefits. In making its determination with respect to director compensation, the Corporate Governance and Nominating Committee considers, among other things, the Compensation Committee’s recommendation, the Board’s overall level of performance, the individual director’s participation in committees, the compensation paid to other director’s in similarly situated companies, and our financial growth.

Our Compensation Committee may delegate its authority to the chair of the committee to the extent it deems necessary to finalize matters as to which the committee has given its general approval.

The Compensation and Corporate Governance and Nominating Committees have the authority to retain compensation consultants and other outside advisors to assist in discharging their responsibilities. The recommendations of such consultants are considered in conjunction with the other considerations listed above. Our Compensation Committee looks to Arnosti Consulting to analyze our executive compensation structure and plan designs, and to assess whether the compensation programs are competitive with the market and support the Compensation Committee’s goal to align stockholders’ interests with those of our executive officers. To ensure Arnosti Consulting’s independence, Arnosti Consulting reports directly to our Compensation Committee and works specifically for the committee solely on compensation and benefits.

Procedures for Director Nominations

Under the charter of the Corporate Governance and Nominating Committee, the Committee is responsible for identifying from a wide field of candidates, including women and minority candidates, and recommending that the Board select qualified candidates for membership on the Board. In evaluating the suitability of individual director candidates, the Committee takes into account such factors as it considers appropriate, which may include (i) ensuring that the Board, as a whole, is diverse as to race, gender, culture, thought and geography, such that the Board reflects a range of viewpoints, backgrounds, skills, experience and expertise, and consists of individuals with relevant technical skills, industry knowledge and experience, financial expertise and local or community ties; (ii) minimum individual qualifications, including strength of character, mature judgment, relevant career experience, independence of thought and an ability to work collegially; (iii) questions of independence, possible conflicts of interest and whether a candidate has special interests or a specific agenda that would impair his or her ability to effectively represent the interests of all stockholders; (iv) the extent to which the candidate would fill a present need on the Board; and (v) whether the candidate can make sufficient time available to perform the duties of a director. The Corporate Governance and Nominating Committee implements and assesses the effectiveness of these factors and the Board’s commitment to diversity by considering these factors in our assessment of potential director nominees and the overall make-up of our Board. In determining whether to recommend a director for re-election, the Committee will consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

The Corporate Governance and Nominating Committee does not set specific, minimum qualifications that nominees must meet in order to be recommended to the Board, but rather the Board believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of the Board. The Corporate Governance and Nominating Committee conducts appropriate inquiries into the backgrounds and qualifications of possible nominees and investigates and reviews each proposed nominee’s qualifications for service on the Board. The Corporate Governance and Nominating Committee may engage outside search firms to assist in identifying or evaluating potential nominees.

The Corporate Governance and Nominating Committee will consider candidates recommended by stockholders. It is the policy of the Corporate Governance and Nominating Committee that candidates recommended by stockholders will be given appropriate consideration in the same manner as other candidates. The procedure for submitting candidates for consideration by the Corporate Governance and Nominating Committee for election at our 2019 Annual Meeting is described under “Other Matters—Stockholder Proposals.”

Stockholder Communications with Directors

It is the policy of the Company and the Board to encourage free and open communication between stockholders and the Board. Any stockholder wishing to communicate with the Board should send any communication to Tenax Therapeutics, Inc., Attn: Corporate Secretary, ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560. Any such communication must be in writing and must state the number of shares beneficially owned by the stockholder making the communication. Our Corporate Secretary will forward such communication to the full Board or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal, or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication. This policy is not designed to preclude other communications between the Board and stockholders on an informal basis.

AUDIT COMMITTEE REPORT

The Audit and Compliance Committee has reviewed our audited financial statements for the year ended December 31, 2017 and has discussed these statements with management. The Audit and Compliance Committee has also discussed with Cherry Bekaert LLP, our independent registered public accounting firm during the year ended December 31, 2017, the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees.

The Audit and Compliance Committee also received from Cherry Bekaert LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Cherry Bekaert LLP’s communications with the Audit and Compliance Committee concerning independence and discussed with Cherry Bekaert LLP its independence.

Based on the review and discussions noted above, the Audit and Compliance Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the SEC.

With respect to the above matters, the Audit and Compliance Committee submits this report.

James Mitchum
Chris A. Rallis
Ronald R. Blanck

MANAGEMENT

The names and ages of our executive officers as of April 20, 2018 are listed below. Our executive officers are appointed by our Board of Directors to hold office until their successors are duly appointed and qualified, or until their resignation, retirement, death, removal, or disqualification. The information appearing below and certain information regarding beneficial ownership of securities by certain executive officers contained in this proxy statement has been furnished to us by the executive officers.

Name	Age	Position
Michael B. Jebsen, CPA	46	President, Interim Chief Executive Officer and Chief Financial Officer

Michael B. Jebsen joined the Company as our Accounting Manager in April 2009, and was elected Chief Financial Officer, Executive Vice President Finance and Administration in August 2009 and was appointed as Interim Chief Executive Officer on April 3, 2017. Mr. Jebsen also served as our Interim Chief Executive Officer from August 2011 until November 2013. Before joining us, he was an auditor with Grant Thornton, LLP from July 2003 through December 2005 and from April 2008 through April 2009. In addition, he held various positions, including Chief Ethics Officer, Senior Internal Auditor, and Senior Financial Analyst with RTI International, a non-profit research and development organization, from January 2006 to February 2008. Mr. Jebsen holds a Master of Science in Accounting from East Carolina University and is a Certified Public Accountant, licensed in North Carolina.

EXECUTIVE COMPENSATION

The following tables and narrative discussion summarize the compensation we paid for services in all capacities rendered to us during the years ended December 31, 2017 and 2016 by our principal executive officer and all other “Named Executive Officers” during Fiscal 2017. We had no other executive officers during any part of Fiscal 2017.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan (2) ($)	All Other Compensation(3) ($)	Total ($)
John P. Kelley	2017	122,388	—	—	—	—	512,171	634,559
Former Chief Executive Officer(4)	2016	430,000	—	—	373,068	290,250(5)	—	1,093,318
Michael B. Jebsen, CPA	2017	420,417	—	—	92,563	82,875	—	595,855
President, Interim Chief Executive Officer and Chief Financial Officer(6)	2016	325,000	—	—	233,168	146,250	—	704,418

(1)
The amounts in these columns reflect the aggregate grant date fair value of awards granted during the year computed in accordance with Financial Accounting Standards Board ASC Topic 718, Compensation — Stock Compensation. The assumptions made in determining the fair values of our stock and option awards are set forth in Note E to our Financial Statements included in our Form 10-K for Fiscal 2017, filed with the SEC on April 2, 2018.

(2)
These payments were made based on achievement of annual goals in accordance with each of Mr. Kelley’s and Mr. Jebsen’s employment agreement, which is described below in the section entitled “—Employment and other Contracts.”

(3)
The amounts in this column represent payments for severance upon Mr. Kelley’s resignation on April 3, 2017, paid in accordance with the terms of Mr. Kelley’s separation and general release agreement, which is described below in the section entitled “—Employment and other Contracts.”

(4)
On April 3, 2017, Mr. Kelley resigned as our Chief Executive Officer and as a director.

(5)
$145,125, or 50%, of this payment was settled by a grant of 10,671 shares of common stock, with the remainder of $145,125 paid in cash.

(6)
Mr. Jebsen currently serves as our Interim Chief Executive Officer. In connection with such service, Mr. Jebsen receives additional compensation of $10,000 per month. Mr. Jebsen’s salary for Fiscal 2017 reflects the additional compensation he received during the portion of Fiscal 2017 in which he served as our Interim Chief Executive Officer.

Narrative to Summary Compensation Table

Elements of Compensation

During Fiscal 2017, we compensated our Named Executive Officers generally through a mix of (i) base salary, (ii) annual cash bonus based on achievement of predetermined operational goals and (iii) long-term equity compensation, in the form of options or restricted common stock.

Annual Base Salaries

The Named Executive Officers receive a base salary to compensate them for services rendered to us. The base salary payable to each Named Executive Officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. In 2017, we paid an annual base salary of $331,500 to Mr. Jebsen, and Mr. Kelley was set to receive an annual base salary of $430,000 prior to his resignation. In connection with Mr. Jebsen’s appointment as Interim Chief Executive Officer on April 3, 2017, we also agreed to pay Mr. Jebsen additional compensation of $10,000 per month for each month that he serves as Interim Chief Executive Officer. For information on the amounts received by Mr. Kelley upon his resignation from the Company in Fiscal 2017, see the section under the caption “—Employment and other Contracts” below.

Cash Bonuses

Under each of their employment agreements, each of our Named Executive Officers were eligible to receive annual cash bonuses based on achievement of annual goals. During Fiscal 2017, Mr. Kelley and Mr. Jebsen were eligible to receive a target cash bonus consisting of 75% and 50%, respectively, of their base salaries, based on 100% achievement of the predetermined operational goals. There is no cap on the bonuses for greater than 100% achievement of goals, and there is no pre-identified threshold amount that must be achieved to receive any cash bonus payment. Our Compensation Committee evaluated performance for Fiscal 2017 and determined that Mr. Jebsen would receive 50% of his target cash bonus. For information on the amounts received by Mr. Kelley upon his resignation from the Company in Fiscal 2017, see the section under the caption “—Employment and other Contracts” below.

Long-Term Equity Compensation

We award stock options to our key employees, including to our non-executive employees, on an annual basis and subject to approval by the Compensation Committee. In connection with Mr. Jebsen’s appointment as Interim Chief Executive Officer on April 3, 2017, we also agreed to grant Mr. Jebsen an additional option to purchase 10,000 shares of common stock.

Other Elements of Compensation

Employee Benefits and Perquisites

We maintain broad based benefits that are provided to all employees, including health and dental insurance. Our executive officers are eligible to participate in all of our employee benefit plans, in each case, on the same basis as other employees.

No Tax Gross-Ups

We do not make gross-up payments to cover our Named Executive Officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by us.

Severance and Change-of-Control Benefits

Pursuant to employment agreements we have entered into with the Named Executive Officers, each such officer is entitled to specified benefits in the event of the termination of his employment under specified circumstances, including termination following a change in control of the Company. We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, under the caption “—Employment and other Contracts” below.

Employment and other Contracts

John P. Kelley

In connection with Mr. Kelley’s appointment as Chief Executive Officer, we entered into an employment agreement with Mr. Kelley effective as of November 13, 2013 (the “Kelley Employment Agreement”). Under the Kelley Employment Agreement, Mr. Kelley received an annual base salary of $330,000. Mr. Kelley also received participation in medical insurance, dental insurance and other benefit plans on the same basis as our other officers. Under the Kelley Employment Agreement, Mr. Kelley also received an annual cash bonus consisting of 50% of his base salary, based on 100% achievement of annual goals (with no cap on the bonus for greater than 100% achievement of goals). The Kelley Employment Agreement also provided for the Kelley Contingent Option Award described below.

On June 18, 2015, we entered into an amendment to the Kelley Employment Agreement. The amendment to Mr. Kelley’s employment agreement increased his base salary to $430,000 from $330,000, effective as of May 1, 2015, and also increased his target annual cash bonus to 75% of his base salary, based on 100% achievement of annual goals (with no cap on the bonus for greater than 100% achievement of goals).

The Kelley Employment Agreement was effective for a one-year term, and automatically renewed for additional one-year terms, unless the Kelley Employment Agreement was terminated in advance of renewal or either party gave notice at least 90 days prior to the end of the then current term of an intention not to renew.

Pursuant to the Kelley Employment Agreement, Mr. Kelley received a one-time non-statutory stock option grant of 44,662 shares of common stock in April 2014, following stockholder approval of the amendment to the 1999 Stock Plan to increase the amount of stock options authorized for issuance under the 1999 Stock Plan to 200,000 shares of common stock (the “Kelley Contingent Option Award”).

On April 3, 2017, Mr. Kelley resigned as our Chief Executive Officer and as a director effective immediately. In connection with his resignation, Mr. Kelley entered into a Separation and General Release Agreement (the “Separation Agreement”), dated April 7, 2017.

Under the Separation Agreement, Mr. Kelley was entitled to receive severance in an amount equal to one year of his current base annual salary and a pro-rated amount of his annual bonus that would have been received had 100% of his annual goals been achieved (less applicable taxes and withholdings), payable in a lump sum on the 60th day following the date of his resignation in exchange for a standard release of employment claims. We were also required to reimburse COBRA premiums for coverage of Mr. Kelley and his eligible dependents for up to 12 months. The Separation Agreement also contains such confidentiality provisions and other terms and conditions as are usual and customary for agreements of this type. All of Mr. Kelley’s obligations under his Employee Non-Disclosure, Inventions Assignment, and Competitive Business Activities Agreement, dated November 13, 2013, regarding confidentiality and proprietary information will continue.

Pursuant to the Separation Agreement, for the 12-month period following the date of his resignation, Mr. Kelley agreed to provide consulting services as may have been reasonably requested by us. We agreed to pay Mr. Kelley a consulting rate of $500 per hour for all services provided during the consulting period.

Michael B. Jebsen

Effective November 13, 2013, we entered into an amended and restated employment agreement with Mr. Jebsen (the “Jebsen Employment Agreement”). Under the Jebsen Employment Agreement, Mr. Jebsen receives an annual base salary of $285,000. Mr. Jebsen also receives participation in medical insurance, dental insurance and other benefit plans on the same basis as our other officers. Under the Jebsen Employment Agreement, Mr. Jebsen is also eligible to receive an annual cash bonus consisting of 50% of his base salary, based on 100% achievement of annual goals (with no cap on the bonus for greater than 100% achievement of goals). The Jebsen Employment Agreement also provides for the Jebsen Contingent Option Award described below. In addition to the foregoing, Mr. Jebsen also received a fixed monthly automobile allowance of $800 and annual grants totaling 22 shares of restricted common stock, vesting over a 12-month period, of which 9 shares will only vest so long as he continues serving as our Treasurer.

On June 18, 2015, we entered into an amendment to the Jebsen Employment Agreement. The amendment to Mr. Jebsen’s employment agreement increased his base salary to $325,000 from $285,000, effective as of May 1, 2015, while removing the fixed monthly automobile allowance of $800.

The Jebsen Employment Agreement was effective for a one-year term, and automatically renews for additional one-year terms, unless the Jebsen Employment Agreement is terminated in advance of renewal or either party gives notice at least 90 days prior to the end of the then current term of an intention not to renew. If Mr. Jebsen is terminated without cause, if he terminates his employment for good reason, or if we elect not to renew the Jebsen Employment Agreement, Mr. Jebsen would be entitled to receive (i) one year of base salary, (ii) a pro-rated amount of the annual bonus that he would have received had 100% of goals been achieved, and (iii) one year of COBRA reimbursements or benefits payments, as applicable. Mr. Jebsen’s entitlement to these payments is conditioned upon execution of a release of claims.

For purposes of the Jebsen Employment Agreement: (i) “cause” includes (a) a willful material breach of the Employment Agreement by Mr. Jebsen, (b) material misappropriation of the Company’s property, (c) material failure to comply with the Company’s policies, (d) abuse of illegal drugs or abuse of alcohol in a manner that interferes with the performance of Mr. Jebsen’s duties, (e) dishonest or illegal action that is materially detrimental to the Company, and (f) failure to disclose material conflicts of interest, and (ii) “good reason” includes (a) a material reduction in base salary, (b) a material reduction of Mr. Jebsen’s authority, duties or responsibility, (c) certain changes in geographic location of Mr. Jebsen’s employment, or (d) a material breach of the Jebsen Employment Agreement by us.

Pursuant to the Jebsen Employment Agreement, Mr. Jebsen received a one-time non-statutory stock option grant of 44,662 shares of common stock in April 2014, following stockholder approval of the amendment to the 1999 Stock Plan to increase the amount of stock options authorized for issuance under the 1999 Stock Plan to 200,000 shares of common stock (the “Jebsen Contingent Option Award”).

On March 21, 2011, we entered into an indemnification agreement with Mr. Jebsen, which provides that in respect of acts or omissions occurring prior to such time as Mr. Jebsen ceases to serve as our officer Mr. Jebsen will receive (i) indemnification and advancement of expenses to the extent provided under our Certificate of Incorporation and to the fullest extent permitted by applicable law and (ii) indemnification against any adverse tax consequences in connection with prior option awards that may have been non-compliant with Section 409A of the IRC.

On April 3, 2017, the Board appointed Mr. Jebsen as our Interim Chief Executive Officer, and he will continue to serve as our President and Chief Financial Officer. In connection with Mr. Jebsen’s appointment as Interim Chief Executive Officer, we have provided Mr. Jebsen with additional compensation of $10,000 per month for each month that he serves as Interim Chief Executive Officer. In addition, Mr. Jebsen was granted, on the effective date of his appointment as Interim Chief Executive Officer, a stock option to purchase 10,000 shares of our common stock. The award will vest over a four-year period, with 25% of the option award vesting on the first four anniversaries of the grant date provided Mr. Jebsen remains continuously employed with us through each anniversary, however, the vesting of the stock option shall accelerate and become fully vested upon the achievement of specified performance goals.

Equity Awards

In September 1999, our Board of Directors approved the 1999 Amended Stock Plan, which provided for the granting of incentive and nonstatutory stock options to employees and directors to purchase up to 667 shares of our common stock. The 1999 Amended Stock Plan was approved by stockholders on October 10, 2000. Options granted under the 1999 Amended Stock Plan generally have vesting schedules of up to four years and have expiration periods of generally ten years. On June 17, 2008, our stockholders approved an amendment and restatement to the 1999 Amended Stock Plan to increase the number of shares of common stock available for awards under the plan from 667 to 2,000, to increase the maximum number of shares covered by awards granted under the 1999 Amended Stock Plan to an eligible participant from 667 to 834 shares, and to make additional technical changes to update the plan. On September 30, 2011, our stockholders approved an amendment to the 1999 Amended Stock Plan, to increase the number of shares of common stock available for awards under the plan from 2,000 to 15,000. On March 13, 2014, our stockholders approved a second amendment to the 1999 Amended Stock Plan, to increase the number of shares of common stock available for awards under the plan from 15,000 to 200,000. On September 15, 2015, our stockholders approved a third amendment to the 1999 Amended Stock Plan, to increase the number of shares of common stock available for awards under the plan from 200,000 to 250,000. Persons eligible to receive grants under the 1999 Amended Stock Plan consist of all of our employees, including executive officers and non-employee directors. As of December 31, 2017 and 2016, we had 188,744 and 236,706 outstanding options under the 1999 Amended Stock Plan, respectively. As of December 31, 2017 and 2016, we had 0 and 12 outstanding shares of restricted stock under the 1999 Amended Stock Plan, respectively. As of December 31, 2017 and 2016, there were 55,561 and 13,425 shares available for grant under the 1999 Amended Stock Plan, respectively.

On June 16, 2016, our stockholders approved the 2016 Stock Incentive Plan (the “2016 Plan”), which provides for the issuance of up to 150,000 shares of common stock. Under the 2016 Plan, with the approval of the Compensation Committee, the Company may grant stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, cash-based awards or other stock-based awards. As of December 31, 2017, the Company had not issued any awards under the 2016 Plan and there were 150,000 shares of common stock available for grant under the 2016 Plan.

Outstanding Equity Awards

The following table provides information about outstanding equity awards held by the Named Executive Officers as of December 31, 2017.

Outstanding Equity Awards as of December 31, 2017

	Option Awards(1)					Stock Awards
Name and Principal Position	Number of securities underlying unexercised options (Exercisable) (#)	Number of securities underlying unexercised options (Unexercisable) (#)	Equity incentive plan award: number of securities underlying unexercised unearned options (#)	Option exercise price ($/Sh)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
John P. Kelley	—	—	—	—	—	—	—
Former Chief Executive Officer

Michael B. Jebsen, CPA	2	—	—	2,460.00	7/20/2019	—	—
Interim Chief Executive Officer, President and Chief Financial Officer	9	—	—	2,340.00	8/12/2019	—	—
	2	—	—	2,552.00	9/1/2019	—	—
	2	—	—	2,340.00	10/1/2019	—	—
	2	—	—	2,580.00	11/1/2019	—	—
	2	—	—	2,232.00	12/1/2019	—	—
	2	—	—	2,316.00	1/1/2020	—	—
	2	—	—	2,292.00	2/1/2020	—	—
	2	—	—	2,040.00	3/1/2020	—	—
	2	—	—	2,000.00	4/1/2020	—	—
	2	—	—	2,000.00	5/1/2020	—	—
	2	—	—	1,188.00	6/1/2020	—	—
	2	—	—	1,156.00	7/1/2020	—	—
	2	—	—	1,096.00	8/1/2020	—	—
	9	—	—	1,116.00	8/13/2020	—	—
	2	—	—	1,216.00	9/1/2020	—	—
	2	—	—	1,012.00	10/1/2020	—	—
	2	—	—	844.00	11/1/2020	—	—
	2	—	—	860.00	12/1/2020	—	—
	32	—	—	860.00	12/1/2020	—	—
	2	—	—	768.00	1/1/2021	—	—
	2	—	—	772.00	2/1/2021	—	—
	2	—	—	772.00	3/1/2021	—	—
	2	—	—	736.00	4/1/2021	—	—
	22,331(2)	—	22,331(2)	113.00	4/2/2024	—	—
	1,875(2)	5,625(3)	—	41.40	12/15/2026	—	—
	—	10,000(3)	—	11.20	4/3/2027	—	—

(1)
Except as otherwise noted, the option awards reflected in these columns vested immediately on the date of grant. The date of grant for each of these options is the date 10 years prior to the expiration date reflected in this table.

(2)
These options were granted with the following vesting schedule: 25% on the (i) Initiation of the Phase 3 Clinical Trial or (ii) the Company attaining a Market Capitalization of at least $50,000,000; 25% on the (i) Database Lock with respect to the Phase 3 Clinical Trial or (ii) the Company attaining a Market Capitalization of at least $100,000,000; 25% on the Acceptance For Review of an NDA for levosimendan for low cardiac output syndrome (“LCOS”); 25% on the Approval of levosimendan for LCOS.

(3)
These options were granted with the following vesting schedule: 25% on each anniversary of the grant date.

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2017.

	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a))
Plan category
Equity compensation plans approved by security holders	188,744	$95.24	205,561(1)
Equity compensation plans not approved by security holders	—	—	—
Total	188,744	$95.24	205,561

(1)
Represents the number of shares available for future issuance under stockholder approved equity compensation plans and consists of 55,561 shares available for future issuance under the 1999 Amended Stock Plan and 150,000 shares available for future issuance under the 2016 Plan. All of these shares are available for issuance as restricted stock or other stock-based awards under the 1999 Amended Stock Plan or 2016 Plan.

DIRECTOR COMPENSATION

The following table summarizes the compensation paid to non-employee directors for Fiscal 2017.

Fiscal 2017 Director Compensation

Director	Fees Earned or Paid in Cash ($)	Option Awards ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Ronald R. Blanck, DO(1)	66,000	4,376	—	—	70,376
Anthony DiTonno(1)	55,000	4,376	—	—	59,376
James Mitchum(1)	60,000	4,376	—	—	64,376
Gregory Pepin(1)	53,500	4,376	—	—	57,876
Gerald T. Proehl(1)	57,000	4,376	—	—	61,376
Chris A. Rallis(1)	52,500	4,376	—	—	56,876

(1)
As of December 31, 2017, our non-employee directors held the following aggregate stock options: Dr. Blanck, 2,526; Mr. DiTonno, 2,576; Mr. Mitchum, 2,250; Mr. Pepin, 2,000; Mr. Proehl, 2,750; and Mr. Rallis, 2,490.

During Fiscal 2017, all of our non-employee directors were paid the following compensation for service on the Board and Board Committees according to the policies established for director compensation by the Corporate Governance and Nominating Committee:

●
An annual director fee in each fiscal year of $45,000 ($55,000 for our Board chairman), which was paid in equal quarterly installments on the first day of each fiscal quarter;

●
An annual Audit and Compliance Committee member fee in each fiscal year of $7,500 ($15,000 for our Audit and Compliance Committee chairman), which was paid in equal quarterly installments on the first day of each fiscal quarter;

●
An annual Compensation Committee member fee in each fiscal year of $5,000 ($10,000 for our Compensation Committee chairman), which was paid in equal quarterly installments on the first day of each fiscal quarter;

●
An annual Nominating and Corporate Governance Committee member fee in each fiscal year of $3,500 ($7,000 for our Nominating and Corporate Governance Committee chairman), which was paid in equal quarterly installments on the first day of each fiscal quarter;

●
An annual grant of 500 stock options, which vest one year after the grant date and are exercisable for a period of ten years; and

●
Reimbursement of travel and related expenses for attending Board and committee meetings, as incurred.

In addition to the compensation described above, Mr. Proehl and Mr. Mitchum were each granted a 1,250 stock option award on their initial nomination to the Board. The options vested one year after the grant date and are exercisable for a period of ten years. We shall maintain an appropriate director’s and officer’s insurance policy at all times for our non-employee directors.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee throughout Fiscal 2017 were Messrs. DiTonno (Chair), Pepin and Proehl. None of the members of the Compensation Committee has ever been an officer or employee of the Company, and none of the members were parties to any related party transaction with the Company during Fiscal 2017. None of our executive officers serves, or has served during Fiscal 2017, as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Compensation Policies and Practices as They Relate to Risk Management

We have reviewed our compensation policies and practices for all employees and concluded that any risks arising from our policies and programs are not reasonably likely to have a material adverse effect on the Company.

OWNERSHIP OF SECURITIES

Principal Stockholders and Share Ownership by Management

The following table sets forth, as of April 16, 2018, the number and percentage of the outstanding shares of common stock and warrants and options that, according to the information supplied to us, were beneficially owned by (i) each person who is currently a director or a director nominee, (ii) our Named Executive Officers, (iii) all current directors and executive officers as a group and (iv) each person who, to our knowledge, is the beneficial owner of more than five percent of the outstanding common stock. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Beneficial Owner Name and Address(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class
Principal Stockholders
JP SPC3 OXBT FUND(3)	109,033	6.98%
Rue Du Mont-Blanc Geneva, Switzerland 1201
Doug Randall	86,345	5.85%
Douglas Hay	76,467	5.18%
John P. Kelley(4)	64,147	4.41%
Officers and Directors
Gregory Pepin(5)	111,775	7.68%
Michael B. Jebsen, CPA(6)	36,608	2.48%
Ronald R. Blanck, DO(6)	3,845	*
James Mitchum(6)	3,550	*
Anthony DiTonno(6)	2,865	*
Chris A. Rallis(6)	3,348	*
Gerald T. Proehl(6)	4,245	*
All officers and directors as a group (7 persons)(6)	166,236	10.39%

* Less than 1%
(1)	Unless otherwise noted, all addresses are in care of Tenax Therapeutics, Inc. at ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560.
(2)
Based upon 1,453,637 shares of common stock outstanding on April 16, 2018. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares that the person has the right to acquire within 60 days of April 16, 2018 through the exercise of any stock options or other rights. Any shares that a person has the right to acquire within 60 days are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Includes 1,545 shares of common stock, and 107,488 shares of common stock subject to warrants that are exercisable or convertible, as applicable within 60 days of April 16, 2018.
(4)	On April 3, 2017, Mr. Kelley resigned as our Chief Executive Officer and as a director effective immediately.
(5)
Includes 742 shares of restricted common stock and 2,000 shares of common stock subject to options that are vested, vesting, exercisable or convertible, as applicable, within 60 days of April 16, 2018. Mr. Pepin is a co-founder of EOS, an investment company, which serves as the Investment Manager and Managing Director for JP SPC3 OXBT Fund (“OXBT Fund”), and consequently he may be deemed to be the beneficial owner of shares held by OXBT Fund. Mr. Pepin disclaims beneficial ownership of the shares held by OXBT Fund except to the extent of his pecuniary interest therein.

(6)
With respect to Dr. Blanck, includes 257 shares of common stock subject to warrants and 2,526 shares of common stock subject to options that are vested, vesting, exercisable or convertible, as applicable, within 60 days of April 16, 2018;

With respect to Mr. DiTonno, includes 129 shares of common stock subject to warrants and 2,576 shares of common stock subject to options that are vested, vesting, exercisable or convertible, as applicable, within 60 days of April 16, 2018;

With respect to Mr. Rallis, includes 129 shares of common stock subject to warrants and 2,490 shares of common stock subject to options that are vested, vesting, exercisable or convertible, as applicable, within 60 days of April 16, 2018;

With respect to Mr. Jebsen, includes 24,298 shares of common stock subject to options that are vested, vesting, exercisable or convertible, as applicable, within 60 days of April 16, 2018;

With respect to Mr. Proehl, includes 2,750 shares of common stock subject to options that are vested, vesting, exercisable or convertible, as applicable, within 60 days of April 16, 2018 and 1,495 shares for which voting, and investment power is shared with Mr. Proehl’s spouse;

With respect to Mr. Mitchum, includes 2,250 shares of common stock subject to options that are vested, vesting, exercisable or convertible, as applicable, within 60 days of April 16, 2018 and 3,050 shares for which voting, and investment power is shared with Mr. Mitchum’s spouse; and

With respect to all officers and directors as a group, includes 515 shares of common stock subject to warrants and 38,890 shares of common stock subject to options that are vested, vesting, convertible, or exercisable, as applicable, within 60 days of April 16, 2018.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Review and Approval of Related Person Transactions

Our Audit and Compliance Committee is responsible for the review, approval and oversight of all related party transactions. The Audit and Compliance Committee reviews all related party transactions for potential conflict of interest situations on an ongoing basis; provided, however, our Board may from time to time delegate to another independent body of the Board the authority to conduct appropriate review and oversight of related party transactions for potential conflict of interest situations. We are not authorized to engage in any related party transaction unless the Audit and Compliance Committee or another independent body of the Board delegated by the Board approves the transaction.

We have not engaged in any related party transaction since January 1, 2016 in which the amount involved exceeds $120,000 and in which any of our directors, executive officers or any holder of more than 5% of our common stock, or any member of the immediate family of any of these persons or entities controlled by any of them, had or will have a direct or indirect material interest, other than the compensation arrangements described in “Executive and Director Compensation.”

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of our Board of Directors, our executive officers, and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires them to file reports with respect to their ownership of our common stock and their transactions in such common stock.

Based solely upon our review of the Section 16(a) reports in our records for Fiscal 2017 transactions in our common stock, we believe that during the fiscal year ended December 31, 2017 our officers, directors and greater than 10% owners timely filed all reports they were required to file under Section 16(a), except that John Kelley had one late Form 4 filing, resulting in the failure to timely report two transactions, and Ronald Blanck had one late Form 4 filing, resulting in the failure to timely report one transaction.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm

The Audit and Compliance Committee has selected Cherry Bekaert LLP as our independent registered public accounting firm for the year ending December 31, 2018. Cherry Bekaert LLP served as our independent registered public accounting firm for the year ending December 31, 2017. Representatives of Cherry Bekaert LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

Cherry Bekaert LLP has served as our independent auditor since January 2009. In determining whether to reappoint Cherry Bekaert LLP, our Audit and Compliance Committee reviewed the quality of the committee’s discussions with the lead audit partner, the performance of the audit team assigned to our account, Cherry Bekaert LLP’s technical expertise and industry knowledge, Cherry Bekaert LLP’s tenure as our independent auditor and the potential impact of changing auditors. Our Audit and Compliance Committee believes that these factors, in particular Cherry Bekaert LLP’s long-term knowledge of the Company, enable it to perform its audits with effectiveness and efficiency.

Our organizational documents do not require that the stockholders ratify the selection of Cherry Bekaert LLP as our independent registered public accounting firm. We request such ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit and Compliance Committee will reconsider whether to retain Cherry Bekaert LLP, but still may retain them. Even if the selection is ratified, the Audit and Compliance Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

The aggregate fees billed for professional services by professional accounting firms in the years ending December 31, 2017 and 2016 were as follows:

	2017	2016
Audit fees(1)	$133,000	$179,000
Audit-Related Fees(2)	—	—
Tax fees(3)	15,350	25,050
All Other Fees(4)	—	—
Total fees	$148,350	$204,050

(1)
This category includes fees billed for the fiscal years shown for professional services for the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

(2)
This category includes fees billed in the fiscal years shown for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under the category “Audit Fees.” There were no audit-related fees billed to us in 2017 and 2016.

(3)	This category includes fees billed in the fiscal years shown for professional services for tax compliance, tax advice, and tax planning.
(4)
This category includes fees billed in the fiscal years shown for products and services provided by the principal accountant that are not reported in any other category. There were no other fees billed to us in 2017 and 2016.

It is our Audit and Compliance Committee’s policy and procedure to approve in advance all audit engagement fees and terms and all permitted non-audit services provided by our independent registered public accounting firm. We believe that all audit engagement fees and terms and permitted non-audit services provided by our independent registered public accounting firm as described in the above table were approved in advance by our Audit and Compliance Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF CHERRY BEKAERT LLP, AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

OTHER MATTERS

Other Business

As of the date of this proxy statement, the Board knows of no other matters that may come before the Annual Meeting. However, if any matters other than those referred to herein should be presented properly for consideration and action at the Annual Meeting, or any adjournment or postponement thereof, the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

Stockholder Proposals

Under certain conditions, stockholders may request us to include a proposal for action at a forthcoming meeting of our stockholders in the proxy materials for such meeting. All stockholder proposals intended to be presented at our 2019 Annual Meeting of Stockholders must be received by us no later than December 21, 2018 for inclusion in the proxy statement and proxy card relating to such meeting. However, if the date of the 2019 Annual Meeting is changed by more than 30 days from the date of the first anniversary of the 2018 Annual Meeting, then the deadline is a reasonable time before we begin to print and mail our proxy statement for the 2019 Annual Meeting.

In addition, our bylaws require that we be given advance notice of stockholder nominations for election to the Board of Directors and of other matters that stockholders wish to present for action at an annual meeting of stockholders, other than matters included in our proxy statement. The required notice must be in writing, include the information set forth in the bylaws and be received by our corporate secretary at our principal offices not less than 120 days nor more than 150 days prior to the one-year anniversary of the preceding year’s annual meeting, provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after the one-year anniversary of the preceding year’s annual meeting, a stockholder’s notice must be received not later than the 90th day prior to such annual meeting, or if later, the 10th day following the day on which public disclosure of the date of the annual meeting was first made. The date of our 2019 Annual Meeting of Stockholders has not yet been established, but assuming it is held on June 13, 2019, in order to comply with the time periods set forth in our bylaws, appropriate notice for the 2019 Annual Meeting would need to be provided to our corporate secretary no earlier than January 14, 2019, and no later than February 13, 2019.

Costs of Soliciting Proxies

We will bear the cost of this solicitation, including the preparation, printing, and mailing of the proxy statement, proxy card, and any additional soliciting materials sent by us to stockholders. Our directors, officers, and employees may solicit proxies personally or by telephone without additional compensation. We will also reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred in forwarding proxy soliciting materials to the beneficial owners.

Availability of Report on Form 10-K

Copies of our Annual Report on Form 10-K for the year ended December 31, 2017, including financial statements and schedules, are available on our website at http://www.tenaxthera.com and will be provided upon written request, without charge, to any person whose proxy is being solicited. Written requests should be made to Tenax Therapeutics, Inc., Attn: Investor Relations, ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560.

Stockholders Sharing the Same Last Name and Address

Only one annual report or proxy statement, as applicable, may be delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request a separate copy of the annual report or proxy statement, as applicable, to a stockholder at a shared address to which a single copy was delivered. Requests for additional copies should be directed to Investor Relations by e-mail addressed to n.hecox@tenaxthera.com, by mail addressed to Tenax Therapeutics, Inc., Attn: Investor Relations, ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560, or by telephone at (919) 855-2100. Stockholders sharing an address and currently receiving a single copy may contact Investor Relations as described above to request that multiple copies be delivered in future years. Stockholders sharing an address and currently receiving multiple copies may request delivery of a single copy in future years by contacting Investor Relations as described above.

REQUESTS FOR DIRECTIONS TO OUR COMPANY’S ANNUAL MEETING

The 2018 Annual Meeting of Stockholders will be held on June 13, 2018 at the offices of Tenax Therapeutics, Inc. located at ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560 at 9:00 a.m., Eastern Daylight Time. Requests for directions to the meeting location may be directed to Tenax Therapeutics, Inc., Attn: Investor Relations, ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560.

TENAX THERAPEUTICS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – JUNE 13, 2018 AT 9:00 AM ET
CONTROL ID:
REQUEST ID:

The undersigned stockholder of Tenax Therapeutics, Inc. hereby appoints Michael B. Jebsen and Nancy J.M. Hecox, or either of them as proxies, each with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of Tenax Therapeutics, Inc. held of record by the undersigned on April 16, 2018, at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, June 13, 2018 at 9:00 a.m., local time, at the offices of Tenax Therapeutics, Inc. located at ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560, or at any adjournment or postponement thereof.  The undersigned hereby revokes all prior proxies.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
INTERNET:	https://www.iproxydirect.com/TENX
PHONE:	1-866-752-VOTE (8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF TENAX THERAPEUTICS, INC.		PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1		FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
	Election of Directors:	☐	☐
	Ronald R. Blanck, DO			☐
	Anthony A. DiTonno			☐	CONTROL ID:
	James Mitchum			☐	REQUEST ID:
	Gregory Pepin			☐
	Gerald T. Proehl			☐
	Chris A. Rallis			☐

Proposal 2		FOR	AGAINST	ABSTAIN
	Ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.	☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF CHERRY BEKAERT LLP, AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED STOCKHOLDER. THIS PROXY, IF DULY EXECUTED AND RETURNED, WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES AND “FOR” PROPOSAL 2 IF NO INSTRUCTION TO THE CONTRARY IS INDICATED. THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS IN ACCORDANCE WITH THEIR JUDGMENT.

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):
___________________________
___________________________
___________________________
IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2018

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)